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                            TRINITY INDUSTRIES, INC.
          SUPPLEMENTAL PROFIT SHARING AND DEFERRED DIRECTOR FEE TRUST

         This Trust Agreement made by and between TRINITY INDUSTRIES, INC., a Delaware corporation (the "Company") and CHASE BANK OF TEXAS, N.A., a national banking association (the "Trustee");

         WHEREAS, the Company and certain affiliates (the Company and its affiliates collectively referred to as the "Employers") have adopted nonqualified deferred compensation plans known as the Trinity Industries, Inc. Supplemental Profit Sharing Plan (the "Supplemental Profit Sharing Plan") and the Trinity Industries, Inc. Deferred Plan for Director Fees (the "Director Plan") (each sometimes referred to herein as a "Plan" and collectively referred to herein as the "Plans"); and

          WHEREAS, the Employers have incurred or expect to incur liability under the terms of such Plans with respect to the individuals participating in such Plans; and

          WHEREAS, the Employers have previously established a trust known as the Supplemental Profit Sharing Trust for Employees of Trinity Industries, Inc. and Certain Affiliates (hereinafter called the "Trust") pursuant to separate agreement with the Trustee, to which the Employers have contributed assets to be used for the satisfaction of the benefit liabilities under the Supplemental Profit Sharing Plan; and

         WHEREAS, pursuant to Section 11.3 of the agreement governing the Trust, the Company may amend the trust on behalf of all Employers; and

          WHEREAS, the Company desires to amend and restate the trust agreement pursuant to which the Trust is maintained and administered in order to add to the Trust the funding of the Director Plan, to change the name of the Trust, and to provide that assets contributed by and held for the satisfaction of Plan benefit liabilities of each Employer shall be allocated to a Separate Account, as herein defined, for such Employer's Plan Participants and beneficiaries, subject to the claims of such Employer's creditors in the event of the Employer's Insolvency, as herein defined, until paid to Plan Participants and their beneficiaries in such manner and at such times as specified in the Plans; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Director Plan as an unfunded plan or the Supplemental Profit Sharing Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of the Employers to make contributions to the Trust to provide a source of funds to assist them in the meeting of their liabilities under the Plans;

         NOW, THEREFORE, the parties do hereby amend, rename and restate the Trust and agree that the Trust shall be comprised, held and disposed of as follows:



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         Section 1. Establishment Of Trust.

         (a) The Employers have previously deposited with the Trustee in trust amounts in excess of $1,000.00, which constitute the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established shall be irrevocable.


         (c) The Trust is intended to be a grantor trust, of which each Employer is the grantor with respect to its Separate Account, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Employers and shall be used exclusively for the uses and purposes of Plan Participants and general creditors as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against the Employers. Any amounts allocated to an Employer's Separate Account under the Trust will be subject to the claims of such Employer's general creditors under federal and state law in the event of Insolvency, as defined in Section 4(a) herein.

         (e) The Employers, in their sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement; provided, however, that each 12-month period ending March 31 each Employer shall contribute to the Trust an amount of cash or property at least equal in value to the total amount of deferrals and contributions credited to the Accounts of Participants employed by such Employer pursuant to the Supplemental Profit Sharing Plan during such 12-month period and the Company shall contribute to the Trust each 12-month period ending March 31 an amount of cash or property at least equal in value to the total amount of deferrals credited to the Accounts of Participants pursuant to the Director Plan during such 12-month period. In lieu of all or a portion of the contribution to the Trust required by this paragraph and paragraph 1(f) below, the Employers may make contributions in the form of premium payments on insurance policies that are assets of the Trust in such amount and in such manner as the Trustee may direct.

         (f) Any provision of this Trust Agreement to the contrary notwithstanding, upon a Change in Control, as defined in the Plans, each Employer shall (i) as soon as possible, but in no event more than two business days following the date of such Change in Control, make an irrevocable contribution to the Trust in an amount, as determined by an Independent Committee, as defined below, which when added to the total value of the assets allocated to the Employer's Separate Account under the Trust at such time equals 125% of the total amount credited to all Accounts under the Supplemental Profit Sharing Plan and the Director Plan with respect to such Employer's respective Plan Participants as of the date on which the Change in Control occurred,

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and (ii) on and after the date of the Change in Control, make monthly contributions to the Trust in amounts sufficient, as determined by the Independent Committee, to maintain the total value of the assets allocated to the Employer's Separate Account at an amount equal to 125% of the total amount credited to all Accounts under the Supplemental Profit Sharing Plan and the Director Plan with respect to such Employer's respective Plan Participants. Any provision of this Trust Agreement to the contrary notwithstanding, on and after the date of a Change in Control, the assets allocated to each Employer's Separate Account under this Trust, including any additional contributions made by such Employer in accordance with this Section 1(f) for the period following such Change in Control and any earnings on such Separate Account's proportionate share of the Trust's assets, shall be held exclusively for the benefit of those Participants in the Plans (or their beneficiaries) employed by such Employer as of the date immediately prior to the date of such Change in Control, subject to the claims of general creditors of such Employer under federal and state law as set forth below.

         (g) In the event that:


                  (i) an Employer, other than the Company, for whom a Separate Account is being maintained under this Trust ceases to be a "Participating Employer" in the Supplemental Profit Sharing Plan as provided in Section 11.01 of that Plan and is deemed to have established a Successor Plan as provided in said Section 11.01 to which all benefit obligations which are allocable to its employees under the Supplemental Profit Sharing Plan have been transferred, the Company shall cause to be prepared a new trust (the "Successor Trust") for the withdrawing Employer, the terms of which shall be identical to the terms of this Trust, and the Trustee shall transfer the assets of the Separate Account being maintained for such Employer under this Trust to the Successor Trust; or

                  (ii) the benefit obligations which relate to a Participant under the Supplemental Profit Sharing Plan are transferred, delivered and assigned to a Successor Plan as provided in Section 11.02 of the Supplemental Profit Sharing Plan, then the Trustee shall transfer to the Successor Trust from the Separate Account of each Employer who, immediately prior to such transfer, delivery and assignment, maintained an Account under the Supplemental Profit Sharing Plan to the Successor Trust assets in an amount equal to the amount that had been credited to the Participant's Account or Accounts by such Employer under the Supplemental Profit Sharing Plan immediately prior to the transfer, delivery and assignment; provided, however, that if the total amount in such Separate Account is less than the total amount of benefit obligations of such Employer under the Plans at the time of transfer, then the amount transferred shall not exceed a pro rata portion of such Separate Account determined based upon the amount of the benefit obligations of such Participant transferred, delivered and assigned by such Employer to the Successor Plan compared to all benefit obligations of such Employer under the Plans; and provided, further, however that the provisions of this subsection (g)(ii) shall not be effective with respect to "Transactions" (as defined in Section
         11.02 of the Supplemental Profit Sharing Plan) that occur on or after a Change in Control without the written consent of a majority of the Participants in the Plan at such time.

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         Section 2. Payments to Plan Participants and their Beneficiaries.

         (a) The Committee of each Plan shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable with respect to each Plan Participant (and his or her beneficiaries) and identifies the Separate Account of the Employer from which such amounts are payable, that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. An updated Payment Schedule shall be provided by each Committee to the Trustee periodically, but no less frequently than once each calendar quarter. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by an Employer under the Supplemental Profit Sharing Plan or by the Company under the Director Plan.

         (b) The entitlement of a Plan Participant or his or her beneficiaries to benefits under a Plan shall be determined by each Committee or such other party as may be designated under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) The Employers participating in the Supplemental Profit Sharing Plan or the Company with respect to the Director Plan may make payments of benefits directly to Plan Participants or their beneficiaries as they become due under the terms of each Plan in lieu of payment from the Trust. The applicable Committee shall notify the Trustee of an Employer's or the Company's decision to make payments of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the assets allocated to an Employer's Separate Account under the Trust are not sufficient to make payments of benefits to its respective Plan Participants and beneficiaries in accordance with the terms of the Plans, such Employer shall make the balance of each such payment as it falls due, and the Separate Accounts of other Employers hereunder shall not be liable for the payment of such benefits. The Trustee shall notify the Company immediately when the assets allocated to an Employer's Separate Account under the Trust are not sufficient to satisfy all payments due.

         (d) Any provision of this Trust Agreement to the contrary notwithstanding, upon and after a Change in Control, (i) the Trustee shall make payments to Plan Participants or their beneficiaries in accordance with the direction of the Independent Committee rather than a Plan Committee, regardless of whether the Trustee has received a Payment Schedule or any other form of direction from a Plan Committee to make such payments, and (ii) to the extent that an Employer's Separate Account is not sufficient to satisfy all vested benefit liabilities of such Employer, whether or not then due or payable, at the time a benefit payment is owed to one or more Plan Participants or beneficiaries upon or after a Change in Control, then each such Participant or beneficiary entitled to payment shall receive from such Employer's Separate

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Account under the Trust Fund only a pro-rata share of such Separate Account determined on the basis of his or her Plan Account balances for which such Employer is liable compared to the total Plan Account balances for which such Employer is liable, and the remaining amount owed shall be paid directly by the Employer.

         Section 3. Appointment of Independent Committee.

         (a) Any provision of this Trust Agreement to the contrary notwithstanding, upon a Change in Control, an Independent Committee consisting of at least three members shall be appointed by the Human Resource Committee subject to the written approval of a majority of the Participants in the Plans on the date of such Change in Control. The Independent Committee shall:

                  (i) determine the amount of the irrevocable contributions to be made by each Employer pursuant to Section 1(f) hereof;

                  (ii) determine in accordance with the Plans the amounts payable with respect to each Plan Participant (and his or her beneficiaries), the form in which such amounts are to be paid, and the time of commencement for payment of such amounts pursuant to Section 2(a) hereof;

                  (iii) determine the entitlement of Plan Participants and beneficiaries to benefits under the terms of the Plans pursuant to
         Section 2(b) hereof;

                  (iv) direct the Trustee to make payments to Plan Participants and their beneficiaries pursuant to Section 2 hereof; and

                  (v) select a successor Trustee for the Trust if a Trustee resigns or is removed on or after the date of a Change in Control pursuant to Section 12.

         (b) Each member of the Independent Committee so appointed shall serve in such office until his or her death, resignation or removal. The Human Resource Committee may remove any member of the Independent Committee effective upon the written approval of a majority of the Plan Participants. Vacancies on the Independent Committee shall be filled from time to time by the Human Resource Committee effective upon the written approval of a majority of the Participants in the Plans on the date such vacancy is filled.

         (c) The Independent Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Independent Committee may by such majority action authorize any one or more of its members to execute any document or documents on behalf of the Independent Committee, in which event the Independent Committee shall notify the Trustee in writing of such action and the name or names of its member or members so authorized to act. Every interpretation, choice, determination or other exercise by the Independent Committee of any power or discretion given either expressly or by implication to it shall be conclusive and binding upon all parties having or

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claiming to have an interest under the Trust or otherwise directly or indirectly affected by such action, without restriction, however, on the right of the Independent Committee to reconsider and redetermine such action.

         (d) Any provision of this Trust Agreement to the contrary notwithstanding, in the event that (i) the Human Resource Committee shall not appoint an Independent Committee within 30 days following a Change in Control or a majority of the Participants in the Plans do not approve in writing at least three members selected by the Human Resource Committee to serve on an Independent Committee within such 30-day period or (ii) the Human Resource Committee does not fill a vacancy on the Independent Committee within 30 days of the date such office becomes vacant or a majority of the Participants in the Plans do not approve in writing the Human Resource Committee's selection to fill a vacancy on the Independent Committee within such 30-day period, then the Participants in the Plans shall elect, by majority vote, up to three individuals to the extent necessary to ensure that the Independent Committee consists of three members.

         Section 4. Trustee Responsibility Regarding Payments to Trust Beneficiary when an Employer Is Insolvent.

         (a) The Trustee shall cease payment of benefits to Plan Participants and their beneficiaries if the Employer liable for such payment of benefits is Insolvent. An Employer shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of each Employer's Separate Account under the Trust shall be subject to claims of general creditors of the Employer under federal and state law as set forth below.

                  (i) The Human Resource Committee and the Chief Executive Officer of an Employer shall have the duty to inform the Trustee in writing of the Employer's Insolvency. If a person claiming to be a creditor of an Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Employer's respective Plan Participants or their beneficiaries.

                  (ii) Unless the Trustee has actual knowledge of an Employer's Insolvency, or has received notice from the Employer or a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the Employer's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Employer's solvency.

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                  (iii) If at any time the Trustee has determined that an
         Employer is Insolvent, the Trustee shall discontinue payments to the Employer's respective Plan Participants and their beneficiaries and shall hold the assets allocated to the Employer's Separate Account under the Trust for the benefit of the Employer's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of an Employer with respect to benefits due under the Plans or otherwise.

                  (iv) The Trustee shall resume the payment of benefits to an Employer's respective Plan Participants and their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets allocated to an Employer's Separate Account under the Trust, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 4(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants and their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any such Plan benefit payments made to Plan Participants or their beneficiaries by the Employers in lieu of the payments provided for hereunder during any such period of discontinuance.

         Section 5. Payments to the Employers.

         (a) Except as provided in Sections 4 and 5(b) hereof, the Employers shall have no right or power to direct the Trustee to return to the Employers or to divert to others any of the Trust assets before payment of all benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plans.

         (b) To the extent that a Plan Committee at any time determines based upon information provided to the Committee by the Trustee that the value of the assets allocated to an Employer's Separate Account under the Trust exceeds 125% of the amounts credited to Plan Accounts for which such Employer is liable as of the most recent Valuation Date plus any deferrals or contributions made since that date, the Trustee shall pay such excess to such Employer upon receipt of written request therefor from the Employer; provided, however, that no such payment of excess assets to an Employer shall be made on or after the date of a Change in Control without the written approval of two-thirds of the Participants for whom such Employer maintains an Account pursuant to a Plan.

         Section 6. Investment Authority.

         (a) The Trustee shall establish and maintain a separate account within the Trust for each Employer (the "Separate Account"). An amount equal to the value of all current Trust Fund assets as of the effective date of this agreement shall be allocated to the Separate Account maintained for the Company. All future amounts deposited with the Trustee by an Employer

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shall be allocated to such Employer's Separate Account. The Separate Accounts shall be maintained for record keeping purposes only, and the assets of the Trust may remain invested as a single fund; provided, however, that the Company may direct the Trustee to segregate all or any portion of the Trust Funds for investment solely for one or more of the Separate Accounts. At the end of each calendar quarter and at such other times as the Company may determine, the Trustee shall determine the fair market value of the assets of the Trust. On the basis of such valuation, the Trustee shall adjust the Separate Account of each Employer to reflect its proportionate share of the earnings, losses and expenses of the Trust for the valuation period then ended.

        (b) The Trustee shall have full power and authority to invest and reinvest the Trust assets, or any part thereof, in such stocks (common or preferred), bonds, mortgages, notes, interest-bearing deposits (including such deposits with any corporate trustee acting hereunder), options and contracts for the future or immediate receipt or delivery of property of any kind, or other securities, producing or nonproducing oil and gas royalties and payments and other producing and nonproducing interests in minerals, or in commodities, life insurance policies, annuity contracts or other property of any kind or nature whatsoever, whether real, personal or mixed, as the Trustee, in the Trustee's absolute discretion and judgment, deems appropriate for the Trust, and to hold cash uninvested at any time and from time to time in such amounts and to such extent as the Trustee, in the Trustee's absolute discretion and judgment, deems appropriate for the Trust. The Trustee shall have full power and authority to manage, handle, invest, reinvest, sell for cash or credit, or for part cash or part credit, exchange, hold, dispose of, lease for any period of time (whether or not longer than the life of the Trust), improve, repair, maintain, work, develop, use, operate, mortgage, or pledge, all or any part of the assets and property from time to time constituting any part of the trust funds held in trust under the Trust; borrow or loan money or securities; write options and sell securities or other property short or for future delivery; engage in hedging procedures; buy and sell futures contracts; execute obligations, negotiable and nonnegotiable; vote shares of stock in person and by proxy, with or without power of substitution; register investments in the name of a nominee; sell, convey, lease and/or otherwise deal with any producing or nonproducing oil, gas and mineral leases or mineral rights, payments and royalties; pay all reasonable expenses; execute and deliver any deeds, conveyances, leases, contracts, or written instruments of any character appropriate to any of the powers or duties of the Trustee, and shall, in general, have as broad power respecting the management, operation and handling of the Trust assets and property as if the Trustee were the owner of such assets and property in the Trustee's own right. The preceding provisions of this paragraph to the contrary notwithstanding, the Company shall have the right and power at any time and from time to time to give the Trustee broad guidelines within which it shall invest the assets of the Trust; provided, however, that on and after the date of a Change in Control, the Independent Committee, rather than the Company, shall have the sole authority to exercise such right.

         (c) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan Participants.

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


         (d) Each Employer shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust; provided, however, that on and after the date of a Change in Control, any assets transferred to the Trust in substitution for assets held by the Trust must consist of cash or marketable securities acceptable to the Independent Committee and the fair market value of the respective assets shall be determined by the Trustee. This right is exercisable by the Employer in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         Section 7. Disposition of Income. During the term of this Trust, all income received by the Trust, net of any applicable expenses and taxes paid from the Trust, shall be accumulated and reinvested; provided, however that the Employers shall pay all taxes, fees and expenses associated with the Plans and the Trust. In the event the Employers do not pay all taxes, fees and expenses owed with respect to the Trust, any portion not paid by the Employers may be paid from the Trust, provided, that the Trustee shall immediately notify the Employers in writing that such payment has been made and the Employers shall reimburse the Trust for such payment within 15 days from the date of such notice.

         Section 8. Accounting by Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 30 days following the close of each twelve-month period ending March 31 and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust and to each Employer a written account of its administration of the Employer's Separate Account during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         Section 9. Responsibility of the Trustee.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by an Employer which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Employer.

         (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Employers agree to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Employers do not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust;

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


provided, however, that in the event any such costs, expenses and liabilities are paid from the Trust, the Trustee shall notify the Employers in writing that such payment has been made and the Employers shall reimburse the Trust for such payment within 15 days from the date of such notice.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Employers generally) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that except as provided in Sections 5(b) and 6(d) hereof, if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         Section 10. Compensation and Expenses of the Trustee. The Trustee shall be paid such reasonable compensation commensurate with the services and responsibilities involved hereunder as shall from time to time be agreed upon by the Trustee and the Company. The Employers shall pay all administrative and the Trustee's fees and expenses, but, if not so paid, such fees and expenses shall be paid from the Trust; provided, however, that in the event any such fees and expenses are paid from the Trust, the Trustee shall notify the Employers in writing that such payment has been made and the Employers shall reimburse the Trust for such payment within 15 days from the date of such notice.

         Section 11. Resignation and Removal of the Trustee.

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee; provided, however, that the Trustee may not be removed by the Company on or after the date of a Change in Control except with the written consent of a majority of the Plan Participants.

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         (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         Section 12. Appointment of Successor.

         (a) If the Trustee resigns or is removed in accordance with Section 11(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal; provided, however, that if the Trustee resigns or is removed on or after the date of a Change in Control, the Independent Committee shall select a successor Trustee in accordance with this Section 12. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9 hereof. The successor Trustee shall not be responsible for and the Employers shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         Section 13. Amendment or Termination.

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, (i) no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable, and (ii) this Trust Agreement may not be amended on or after the date of a Change in Control without the written consent of a majority of the Participants in the Plans.

         (b) The Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets that remain allocated to an Employer's Separate Account under the Trust shall be returned to such Employer.

         (c) Upon written approval of all of the Participants (including any beneficiaries of deceased Participants entitled to payment of benefits pursuant to the terms of the Plans), the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets allocated to an Employer's Separate Account under the Trust at termination shall be returned to such Employer.

         (d) The Company may terminate this Trust with respect to the Separate Account of any Employer with the written approval of all of such Employer's respective Plan Participants (including any beneficiaries of deceased Participants of such Employer who are entitled to payment of benefits pursuant to the terms of the Plans). All assets allocated to an Employer's Separate Account under the Trust on the date of such termination shall be returned to such Employer.

         Section 14. Miscellaneous.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except where superseded by federal law.

         (d) Unless the context clearly indicates otherwise, when used in this Trust Agreement:

                  (i) "Committee" or "Plan Committee" shall mean the "Committee" appointed to administer the Supplemental Profit Sharing Plan and the "Administrative Committee" appointed to administer the Director Plan.

                  (ii) "Human Resource Committee" shall mean the Human Resource Committee of the Board of Directors of the Company.

                  (iii) "Participant" shall mean each "Participant" as that term is defined in the Supplemental Profit Sharing Plan and each Director who has an amount credited to his or her Account under the Director Plan or who has elected to have all or any portion of his or her Annual Fee deferred under the terms of that Plan.

         (e) Except where otherwise defined, capitalized terms used herein shall have the meaning given to them in the Plans.

         (f) In the event that a dispute arises between a Plan Participant or beneficiary and the Participant's Employer, the Company or the Trustee with respect to the payment of amounts from the Trust and the Participant or beneficiary is successful in pursuing a benefit to which he or she is entitled under the terms of the Plans and this Trust against the Participant's Employer, the Company, the Trustee or any other party in the course of litigation or otherwise and incurs attorneys' fees, expenses and costs in connection therewith, the Company or with respect to the Supplemental Profit Sharing Plan, the Participant's Employer, if other than the Company, shall reimburse the Plan Participant or beneficiary for the full amount of any such attorneys' fees, expenses and costs.

         (g) Upon the written consent of the Company delivered to the Trustee, any other Affiliate of the Company which adopts the Supplemental Profit Sharing Plan may become a party to this Trust by delivering to the Trustee a certified copy of a resolution of its board of directors or other governing authority adopting this Trust. For purposes of this Trust, any such Affiliate which adopts this Trust with the written consent of the Company shall be an Employer hereunder.

         (h) Any controversy arising out of, or relating to, the payment of Plan benefits that are payable from this Trust shall be resolved pursuant to the provisions of the applicable Plan, including provisions relating to the procedures for making benefit claims under the Plan and in accordance with the provisions, if any, requiring arbitration of Plan benefit disputes.

         IN WITNESS WHEREOF, this Agreement has been executed this 31 day of March, 1999 to be effective as of April 1, 1999.

                                       TRINITY INDUSTRIES, INC.

                                       By /s/ JACK CUNNINGHAM
                                          --------------------------------------
                                        Title: Vice President

                                       CHASE BANK OF TEXAS, N. A.


                                       By
                                          --------------------------------------
                                        Title:

         The undersigned, as members of the Trust Committee appointed pursuant to the provisions of the Supplemental Profit Sharing Trust for Employees of Trinity Industries, Inc. and

Certain Affiliates, hereby approve and agree to the amendment and restatement of the Trust as set forth herein.


                                       /s/ JACK CUNNINGHAM
                                       ------------------------------------


                                       /s/ [ILLEGIBLE]
                                       ------------------------------------


                                       /s/ NEIL O. SHOOP
                                       ------------------------------------

THE STATE OF TEXAS               )
                                 )
COUNTY OF DALLAS                 )

         BEFORE ME, the undersigned authority, a notary public in and for said County and State, on this day personally appeared Jack Cunningham, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said TRINITY INDUSTRIES, INC., a Delaware corporation, and that he/she executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 31st day of March, 1999.

                                       /s/ ANA HORNER
       [SEAL]                          ------------------------------------
                                       Notary Public, State of Texas

My Commission expires:

      3/28/2000
----------------------


THE STATE OF TEXAS               )
                                 )
COUNTY OF DALLAS                 )

         BEFORE ME, the undersigned authority, a notary public in and for said County and State, on this day personally appeared ______________________, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said CHASE BANK OF TEXAS,
N. A., a national banking association, and that he/she executed the same as the act of such banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ___ day of
_____________________, 1999.



                                       ------------------------------------
                                       Notary Public, State of Texas


My Commission expires:

----------------------